UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2009 (November 12, 2009)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Glimcher Realty Trust (the “Registrant”) attended REITWorld 2009, an annual conference of the National Association of Real Estate Investment Trusts in Phoenix, Arizona.  REITWorld is an event providing an opportunity for investors and real estate companies to come together to interact in both group discussions and one-on-one meetings. The conference is scheduled for November 11, 12 and 13, 2009.

Members of the Registrant’s management team participating in the event are:  Chairman of the Board and Chief Executive Officer, Michael P. Glimcher, Executive Vice President, Chief Financial Officer, and Treasurer, Mark E. Yale, President and Chief Operating Officer, Marshall A. Loeb, and Vice President, Finance and Accounting, Lisa A. Indest.  The aforementioned members of the Registrant’s management team held various meetings with investors and analysts on November 11 and 12, 2009.  A copy of the presentation used during these meetings is available on the Registrant’s website (www.glimcher.com) and is furnished with this Form 8-K as Exhibit 99.1.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, material changes in the Registrant’s dividend rates on its securities or the ability to pay the divided on the common shares or other securities,  failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position,  termination of existing JV arrangements, conflicts of interest with existing JV partners, the failure to sell mall and community centers and the failure to sell or dispose of such properties when anticipated (including the failure to complete the recently announced transactions pertaining to the Lloyd Center and WestShore Plaza), the Registrant’s failure to comply or remain compliant with the covenants in its debt instruments, including, but not limited to, the covenants under the credit facility, failure to complete proposed amendments to the corporate credit facility, bankruptcies of and other failures to perform by lending institutions within the construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1	Investor Presentation of Glimcher Realty Trust – November 2009.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/ Mark E. Yale
Date: November 12, 2009	Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer